Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Friday, January 30, 2009
Gannett Co., Inc. Reports Preliminary Fourth Quarter and Full-Year Results
McLEAN, VA — Gannett Co., Inc. (NYSE: GCI) reported today that preliminary 2008 fourth quarter earnings per diluted share from continuing operations were $0.69 compared with $1.06 per share in the fourth quarter of 2007.
The preliminary results for the quarter include $56 million in pre-tax severance expenses ($36.1 million after tax or $0.16 per share) related to restructuring and efficiency efforts in the U.S. and the UK. Absent severance expenses in the quarter, the company’s preliminary earnings would have been $0.85 per share. Pre-tax severance expenses and facility consolidation costs totaled approximately $38 million in the fourth quarter of 2007 ($24.4 million after-tax or $0.11 per share).
The preliminary results, however, do not include non-cash charges expected to be recorded in the quarter, which have not yet been finalized, for the impairment of goodwill, other intangible assets and certain other assets. The non-cash charges are expected to total in the range of $5.1 billion to $5.9 billion on a pre-tax basis and $4.5 billion to $5.2 billion on an after-tax basis. In the fourth quarter a year ago, the company recognized a pre-tax, non-cash impairment charge of $72.0 million ($50.8 million after-tax or $0.22 per share).
Commenting on the fourth quarter results, Craig Dubow, chairman, president and chief executive officer, said: “Our results for the quarter reflect the unprecedented turmoil in the economies of both the U.S. and the UK and in the financial markets. Our anticipated non-cash impairment charges stem from recessions in the U.S. and UK and the resultant impact on business conditions and the broad-based downward pressure on equity share values. The impairment charges, while significant, will not impact operating cash flow, our ability to pay down debt or the way we will operate the company going forward. Despite economic conditions, we pressed forward to transform Gannett and position it for the future and more favorable business conditions. To that end, some tough decisions were made during the quarter regarding the size and structure of our operations, and these actions resulted in significant severance expenses.
“The ongoing weakness in advertising demand had a significant impact on our results in both publishing and broadcasting this quarter. However, we benefited from substantially higher politically related advertising revenue in broadcasting as well as solid results in the digital segment. Lower interest expense and taxes also had a positive impact in the quarter while higher newsprint expense moderated results,” Dubow said.
In accordance with the Statement of Financial Accounting Standards No. 142, the company’s annual impairment test of goodwill and other intangible assets is being completed as of December 28, 2008. Due to the challenges facing the company’s publishing businesses, including recessions in both the U.S. and the UK and their impact on advertising demand, and the decline generally in equity values and specifically its stock price, the company expects to incur non-cash impairment charges in the quarter to reduce the book value of newspaper publishing goodwill, other intangible assets
(more)

including mastheads, certain property, plant and equipment, newspaper publishing partnership investments and certain other assets. The final amount of the charges will be included in earnings and disclosed in our Form 10-K, which will be filed with the Securities and Exchange Commission on or before February 26, 2009.
Total reported operating revenues for the company were $1.7 billion in the fourth quarter compared to $1.9 billion in the fourth quarter of 2007. A significant pullback in advertising demand as the quarter progressed across our publishing and broadcast businesses, driven by the recessionary economic environment, was offset in part by strong political advertising in the broadcasting segment. Digital segment revenues were higher for the quarter reflecting the consolidation of CareerBuilder and ShopLocal for the full quarter in 2008.
Reported operating expenses totaled $1.5 billion and were down slightly compared to the fourth quarter of 2007, reflecting continued cost containment efforts in publishing and broadcasting offset by higher severance expenses as well as incremental costs from the consolidation of CareerBuilder and ShopLocal. Excluding severance costs in both years and the impairment charge in the fourth quarter of 2007, pro forma operating expenses declined 6.3 percent for the quarter. Corporate expenses excluding severance were 7.6 percent lower than the year ago quarter.
Reported operating cash flow (defined as operating income plus depreciation and amortization) was $327.6 million. Preliminary net income in the quarter was $158.0 million, before anticipated non-cash impairment charges.
Average diluted shares outstanding in the fourth quarter totaled 229,336,000 compared with 231,877,000 in 2007’s fourth quarter.
For the full year, total operating revenues were $6.8 billion, a decline of 9.0 percent compared to 2007. Advertising revenue related to politics and the Olympics that totaled $94 million and $24 million, respectively, and incremental digital segment revenue from the consolidation of CareerBuilder and ShopLocal was more than offset by softer advertising demand overall due to economic and business conditions that deteriorated during the year. Pro forma operating expenses, excluding severance and impairment charges declined 5.7 percent. Operating cash flow was $1.5 billion. Preliminary results for the full year of 2008 (including impairment charges in the second quarter of $11.08 per share) reflect a loss of $7.81 per share. Excluding impairment charges and restructuring expense, preliminary earnings per share were $3.61.
PUBLISHING
Publishing segment operating revenues were $1.4 billion for the quarter compared to $1.7 billion in the fourth quarter of 2007, an 18.6 percent decline. Advertising revenues were $963.4 million compared to $1.2 billion in the fourth quarter of 2007. This advertising revenue decline of 22.7 percent for the publishing segment was driven by a 17.7 percent decline in the U.S. and a 29.3 percent decline in pounds at Newsquest, our operations in the UK. Retail advertising revenues were 13.9 percent lower, national revenues declined 18.2 percent and classified revenues were down 36.7 percent. For comparison purposes, the exchange rate of the British pound declined over 22 percent year-over-year. If the exchange rate had remained constant, total advertising revenues would have been 19.3 percent lower including declines of 11.9 percent in retail, 16.8 percent in national and 31.8 percent in classified.
(more)

Lower classified revenues were driven by declines of 45.7 percent in real estate, 47.5 percent in employment and 30.4 percent in automotive. For U.S. Community Publishing, classified revenues were down 30.7 percent comprised of declines of 32.9 percent in real estate, 46.5 percent in employment and 25.7 percent in automotive. In the UK, classified revenues were 35.3 percent lower, in pounds, reflecting declines of 57.7 percent in real estate, 35.2 percent in employment and 31.2 percent in automotive.
At USA TODAY, advertising revenues were 18.5 percent lower in the fourth quarter compared to the fourth quarter in 2007. Paid advertising pages totaled 788 compared with 1,045 in the same quarter of 2007. The telecommunications, financial and advocacy revenue categories grew compared to the fourth quarter last year but these gains were more than offset by losses in the entertainment, automotive, retail and travel categories.
Total publishing operating expenses were $1.2 billion, a 10.9 percent decline from the same quarter a year ago reflecting cost control efforts, offset, in part, by severance expenses. Publishing expenses, excluding severance expenses and the impairment charge in the year ago quarter, were 6.8 percent lower. Newsprint expenses were 2.0 percent higher for the quarter reflecting a 26.2 percent increase in usage prices which more than offset a 19.2 percent decline in consumption. Operating cash flow in the fourth quarter for the total publishing segment, which includes USA TODAY and Newsquest, was $209.9 million.
BROADCASTING
Broadcasting revenues (which include Captivate) were $212.8 million in the quarter, about even with $212.0 million in the fourth quarter of 2007. Politically related advertising demand of $58.1 million was offset by softness in other categories, primarily automotive and retail.
Operating expenses in the broadcasting segment totaled $120.6 million, relatively unchanged from the fourth quarter a year ago reflecting significant cost control efforts and higher severance. Broadcasting expenses excluding severance were down 4.0 percent. Operating cash flow was $100.7 million in the fourth quarter. Television revenues were 1.7 percent higher and totaled $205.6 million. Based on where we are today, we would expect television revenues to be down in the mid-teens for the first quarter of 2009 compared to the first quarter of 2008.
DIGITAL
The digital segment for the quarter includes results for CareerBuilder, PointRoll, ShopLocal, Planet Discover, Schedule Star and Ripple6 (from the date of its acquisition in November, 2008). Results for CareerBuilder and ShopLocal were initially consolidated in the third quarter of 2008 when the company acquired controlling interest. Results for PointRoll, Planet Discover and Schedule Star, which had been reflected previously in the publishing segment, have been reclassified to the digital segment.
Digital operating revenues totaled $169.9 million in the quarter driven by the consolidation of CareerBuilder, ShopLocal and Ripple6. Operating expenses were $145.8 million. Operating cash flow was $34.2 million reflecting positive results for CareerBuilder, PointRoll and ShopLocal
(more)

partially offset by investment in other digital properties. On a pro forma basis, operating revenues were 1.4 percent higher while operating expenses excluding severance were 6.3 percent lower. Operating cash flow on a pro forma basis increased 63.5 percent.
NON-OPERATING ITEMS
The company’s equity earnings include its share of operating earnings or losses from unconsolidated investees including the California Newspapers Partnership, Texas-New Mexico Newspapers Partnership, Tucson newspaper partnership and other online/new technology businesses. These amounts included the company’s equity share of results for CareerBuilder and ShopLocal for periods prior to September 3, 2008 and June 30, 2008, respectively, when the company acquired controlling interest.
Preliminary equity income from unconsolidated investees (excluding anticipated non-cash impairment charges) for the fourth quarter of 2008 was $3.6 million compared to $9.4 million for the fourth quarter of 2007. The decline primarily reflects: lower results from our newspaper publishing partnerships; the absence in the 2008 quarter of CareerBuilder earnings which are now consolidated; and increased investments in new businesses including Metromix, Mogulus and Cozi.
Other non-operating items reflect a loss of $7.7 million in 2008 compared with income of $2.7 million in 2007. The decline in non-operating items primarily reflects inclusion of minority interest charges for CareerBuilder for the full quarter, foreign currency translation losses and lower investment income, partially offset by a gain on the redemption of a portion of the company’s notes due in May, 2009, and other asset sale gains.
Interest expense for the fourth quarter was $51.5 million, 10.3 percent lower compared to $57.5 million for the fourth quarter in 2007. The decline was due to lower interest rates and average debt balances.
The company’s effective tax rate on its preliminary earnings for the fourth quarter of 2008 was 22.6 percent compared with 33.1 percent for the fourth quarter of 2007. The 2008 rate benefited from several favorable state tax settlements, the release of certain state tax reserves upon the expiration of statutes of limitation, and from a lower UK statutory tax rate.
In January, the company announced it was offering to sell certain assets of the Tucson (AZ) Citizen. If, however, a sale is not completed by March 21, 2009, the newspaper will be closed. It is one of the two newspapers produced by TNI Partners as part of a joint operating arrangement (JOA) under the Newspaper Preservation Act. The Arizona Daily Star, which is owned by a subsidiary of Lee Enterprises Incorporated, is the second newspaper in the JOA. TNI Partners provides the production, distribution, sales and other non-editorial business functions for both the Citizen and The Star.
* * * *
At the end of the quarter, Gannett had more than 100 domestic publishing Web sites, including USATODAY.com, one of the most popular newspaper sites on the Web. The company also had Web sites in all of its 19 television markets. In December, Gannett’s consolidated domestic Internet audience
(more)

share was 24.4 million unique visitors reaching 14.7 percent of the Internet audience according to Nielsen//NetRatings. Newsquest is also an Internet leader in the UK where its network of Web sites attracted more than 68 million monthly page impressions from approximately 5.5 million unique users. CareerBuilder’s unique visitors in December totaled 17.9 million, an increase of 24 percent compared to last year.
All references in this release to “comparable” revenue results and “operating cash flow” are to non-GAAP financial measures. Management believes that this use allows management and investors to analyze and compare the Company’s results in a more meaningful and consistent manner. A reconciliation of the non-GAAP operating cash flow amounts to the Company’s consolidated statements of income is attached.
As previously announced, the company will hold an earnings conference call at 10:00 a.m. ET today. The call can be accessed via a live Webcast through the Investor Relations section of the company’s Web site, www.gannett.com, or listen-only conference lines. U.S. callers should dial 1-888-599-8693 and international callers should dial 913-312-0717 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 8694836. To access the replay, dial 1-888-203-1112 in the U.S. International callers should use the number 719-457-0820. The confirmation code for the replay is 8694836. Materials related to the call will be available through the Investor Relations section of the company’s Web site Friday morning.
Gannett Co., Inc. is a leading international news and information company that publishes 85 daily newspapers in the USA, including USA TODAY, the nation’s largest-selling daily newspaper. The company also owns nearly 900 non-daily publications in the USA and USA WEEKEND, a weekly newspaper magazine. Gannett subsidiary Newsquest is the United Kingdom’s second largest regional newspaper company. Newsquest publishes 17 daily paid-for titles, more than 200 weekly newspapers, magazines and trade publications, and a network of award-winning Web sites. Gannett also operates 23 television stations in the United States and is an Internet leader with sites sponsored by its TV stations and newspapers including USATODAY.com, one of the most popular news sites on the Web.
Certain statements in this press release may be forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company’s SEC reports, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.
Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

For investor inquiries, contact:	For media inquiries, contact:
Jeffrey Heinz	Tara Connell
Director, Investor Relations	Vice President of Corporate Communications
703-854-6917	703-854-6049
jheinz@gannett.com	tjconnel@gannett.com
# # #

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

	Thirteen weeks	Thirteen weeks
	ended	ended	% Inc
	Dec. 28, 2008	Dec. 30, 2007	(Dec)
Net Operating Revenues:
Publishing advertising	$963,398	$1,246,233	(22.7)
Publishing circulation	302,487	313,172	(3.4)
Digital	169,883	23,733	***
Broadcasting	212,785	212,032	0.4
All other	86,929	101,748	(14.6)

Total	1,735,482	1,896,918	(8.5)

Operating Expenses:
Cost of sales and operating expenses, exclusive of depreciation	1,052,685	1,027,630	2.4
Selling, general and administrative expenses, exclusive of depreciation	355,207	315,279	12.7
Depreciation	58,594	60,396	(3.0)
Amortization of intangible assets	9,373	9,524	(1.6)
Goodwill and other asset impairments	—	72,030	***

Total	1,475,859	1,484,859	(0.6)

Operating income	259,623	412,059	(37.0)

Non-operating (expense) income:
Equity income in unconsolidated investees, net	3,584	9,371	(61.8)
Interest expense	(51,537)	(57,470)	(10.3)
Other non-operating items	(7,699)	2,654	***

Total	(55,652)	(45,445)	22.5

Income before income taxes	203,971	366,614	(44.4)
Provision for income taxes	46,000	121,300	(62.1)

Net Income	$157,971	$245,314	(35.6)

Earnings per share — basic	$0.69	$1.06	(34.9)

Earnings per share — diluted	$0.69	$1.06	(34.9)

Dividends per share	$0.40	$0.40	***

In period 9, 2008, the company increased its ownership in CareerBuilder to 50.8% from 40.8%, and in connection therewith the results of CareerBuilder beginning with period 9 are now fully consolidated. In period 7, 2008, the company increased its ownership in ShopLocal to 100% from 42.5%, and in connection therewith the results of ShopLocal beginning with period 7 are now fully consolidated. Prior to these acquisitions, the equity share of CareerBuilder and ShopLocal results were reported as equity earnings. Beginning with the third quarter, a new “Digital” business segment is being reported, which includes CareerBuilder and ShopLocal from the date of full consolidation as well as PointRoll , Planet Discover, Schedule Star and Ripple6 (from the date of acquisition in period 11, 2008) . Prior period revenues for PointRoll, Planet Discover and Schedule Star have been reclassified from “All other” to “Digital”.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

	Fifty-two	Fifty-two
	weeks ended	weeks ended	% Inc
	Dec. 28, 2008	Dec. 30, 2007	(Dec)
Net Operating Revenues:
Publishing advertising	$4,145,592	$4,937,159	(16.0)
Publishing circulation	1,216,637	1,252,356	(2.9)
Digital	281,378	70,347	***
Broadcasting	772,533	789,297	(2.1)
All other	351,510	390,301	(9.9)

Total	6,767,650	7,439,460	(9.0)

Operating Expenses:
Cost of sales and operating expenses, exclusive of depreciation	4,012,727	4,164,083	(3.6)
Selling, general and administrative expenses, exclusive of depreciation	1,277,962	1,270,090	0.6
Depreciation	241,496	246,275	(1.9)
Amortization of intangible assets	31,211	36,086	(13.5)
Goodwill and other asset impairments	2,491,365	72,030	***

Total	8,054,761	5,788,564	39.1

Operating income (loss)	(1,287,111)	1,650,896	***

Non-operating (expense) income:
Equity income (losses) in unconsolidated investees, net	(255,253)	40,693	***
Interest expense	(190,845)	(259,825)	(26.5)
Other non-operating items	18,459	17,113	7.9

Total	(427,639)	(202,019)	***

Income (loss) before income taxes	(1,714,750)	1,448,877	***
Provision for income taxes	68,200	473,300	(85.6)

Income (losses) from continuing operations	(1,782,950)	975,577	***

Income from the operation of discontinued operations, net of tax	—	6,221	***
Gain on disposal of newspaper businesses, net of tax	—	73,814	***

Net Income (loss)	$(1,782,950)	$1,055,612	***

Earnings (loss) from continuing operations per share — basic	$(7.81)	$4.18	***
Discontinued operations per share — basic	—	0.03	***
Gain on disposal of newspaper businesses per share — basic	—	0.32	***

Net Income (loss) per share — basic	$(7.81)	$4.53	***

Earnings (loss) from continuing operations per share — diluted	$(7.81)	$4.17	***
Discontinued operations per share — diluted	—	0.03	***
Gain on disposal of newspaper businesses per share — diluted	—	0.32	***

Net Income (loss) per share — diluted	$(7.81)	$4.52	***

Dividends per share	$1.60	$1.42	12.7

In period 9, 2008, the company increased its ownership in CareerBuilder to 50.8% from 40.8%, and in connection therewith the results of CareerBuilder beginning with period 9 are now fully consolidated. In period 7, 2008, the company increased its ownership in ShopLocal to 100% from 42.5%, and in connection therewith the results of ShopLocal beginning with period 7 are now fully consolidated. Prior to these acquisitions, the equity share of CareerBuilder and ShopLocal results were reported as equity earnings. Beginning with the third quarter, a new “Digital” business segment is being reported, which includes CareerBuilder and ShopLocal from the date of full consolidation as well as PointRoll, Planet Discover, Schedule Star and Ripple6 (from the date of acquisition in period 11, 2008). Prior period revenues for PointRoll, Planet Discover and Schedule Star have been reclassified from “All other” to “Digital”.

PRELIMINARY BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
Excluding discontinued operations

	Thirteen weeks ended	Thirteen weeks ended	% Inc
	December 28, 2008	December 30, 2007	(Dec)

Net Operating Revenues:
Publishing	$1,352,814	$1,661,153	(18.6)
Digital	169,883	23,733	***
Broadcasting	212,785	212,032	0.4

Total	$1,735,482	$1,896,918	(8.5)

Operating Income (net of depreciation, amortization and intangible asset impairment):
Publishing	$164,555	$326,902	(49.7)
Digital	24,127	11,174	***
Broadcasting	92,159	91,847	0.3
Corporate	(21,218)	(17,864)	18.8

Total	$259,623	$412,059	(37.0)

Depreciation, amortization and intangible asset impairment:
Publishing	$45,309	$128,805	(64.8)
Digital	10,097	1,308	***
Broadcasting	8,551	8,101	5.6
Corporate	4,010	3,736	7.3

Total	$67,967	$141,950	(52.1)

Operating Cash Flow:
Publishing	$209,864	$455,707	(53.9)
Digital	34,224	12,482	***
Broadcasting	100,710	99,948	0.8
Corporate	(17,208)	(14,128)	21.8

Total	$327,590	$554,009	(40.9)

The segment information above includes the following severance expenses and intangible asset impairment:

Severance expense and intangible asset impairment
Publishing	$43,164	$105,130	(58.9)
Digital	1,969	—	***
Broadcasting	5,849	600	***
Corporate	4,985	300	***

Total	$55,967	$106,030	(47.2)

In period 9, 2008, the company increased its ownership in CareerBuilder to 50.8% from 40.8%, and in connection therewith the results of CareerBuilder beginning with period 9 are now fully consolidated. In period 7, 2008, the company increased its ownership in ShopLocal to 100% from 42.5%, and in connection therewith the results of ShopLocal beginning with period 7 are now fully consolidated. Prior to these acquisitions, the equity share of CareerBuilder and ShopLocal results were reported as equity earnings. Beginning with the third quarter, a new “Digital” business segment is being reported, which includes CareerBuilder and ShopLocal from the date of full consolidation as well as PointRoll, Planet Discover, Schedule Star and Ripple6 (from date of acquisition in period 11, 2008). Prior period results for PointRoll, Planet Discover and Schedule Star have been reclassified from the “Publishing” segment to the “Digital” segment.
Broadcasting includes results from the company’s 23 television stations and Captivate Network. Captivate is a national news and entertainment network which delivers programming and full motion video advertising through wireless digital video screens in elevators of office towers and select hotels across North America.
Operating Cash Flow represents operating income for each of the company’s business segments plus related depreciation, amortization and intangible asset impairment. See attachment for reconciliation of amounts to the Consolidated Statements of Income.

PRELIMINARY BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
Excluding discontinued operations

	Fifty-two weeks ended	Fifty-two weeks ended	% Inc
	December 28, 2008	December 30, 2007	(Dec)

Net Operating Revenues:
Publishing	$5,713,739	$6,579,816	(13.2)
Digital	281,378	70,347	***
Broadcasting	772,533	789,297	(2.1)

Total	$6,767,650	$7,439,460	(9.0)

Operating Income (Loss) (net of depreciation, amortization and intangible asset impairment):
Publishing	$(1,572,915)	$1,390,170	***
Digital	33,911	23,201	46.2
Broadcasting	313,155	314,900	(0.6)
Corporate	(61,262)	(77,375)	(20.8)

Total	$(1,287,111)	$1,650,896	***

Depreciation, amortization and intangible asset impairment:
Publishing	$2,694,252	$299,921	***
Digital	16,973	5,260	***
Broadcasting	35,719	33,553	6.5
Corporate	17,128	15,657	9.4

Total	$2,764,072	$354,391	***

Operating Cash Flow:
Publishing	$1,121,337	$1,690,091	(33.7)
Digital	50,884	28,461	78.8
Broadcasting	348,874	348,453	0.1
Corporate	(44,134)	(61,718)	(28.5)

Total	$1,476,961	$2,005,287	(26.3)

The segment information above includes the following severance expenses and intangible asset impairment:

Severance expense and intangible asset impairment
Publishing	$2,601,523	$124,230	***
Digital	1,969	—	***
Broadcasting	10,778	600	***
Corporate	6,952	300	***

Total	$2,621,222	$125,130	***

In period 9, 2008, the company increased its ownership in CareerBuilder to 50.8% from 40.8%, and in connection therewith the results of CareerBuilder beginning with period 9 are now fully consolidated. In period 7, 2008, the company increased its ownership in ShopLocal to 100% from 42.5%, and in connection therewith the results of ShopLocal beginning with period 7 are now fully consolidated. Prior to these acquisitions, the equity share of CareerBuilder and ShopLocal results were reported as equity earnings. Beginning with the third quarter, a new “Digital” business segment is being reported, which includes CareerBuilder and ShopLocal from the date of full consolidation as well as PointRoll, Planet Discover, Schedule Star and Ripple6 (from date of acquisition in period 11, 2008). Prior period results for PointRoll, Planet Discover and Schedule Star have been reclassified from the “Publishing” segment to the “Digital” segment.
Broadcasting includes results from the company’s 23 television stations and Captivate Network. Captivate is a national news and entertainment network which delivers programming and full motion video advertising through wireless digital video screens in elevators of office towers and select hotels across North America.
Operating Cash Flow represents operating income for each of the company’s business segments plus related depreciation, amortization and intangible asset impairment. See attachment for reconciliation of amounts to the Consolidated Statements of Income.

PRELIMINARY NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)
“Operating cash flow”, a non-GAAP measure, is defined as operating income plus depreciation and amortization. Management believes that use of this measure allows investors and management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner.
A reconciliation of these preliminary non-GAAP amounts to the company’s preliminary operating income, which the company believes is the most directly comparable financial measure calculated and presented in accordance with GAAP on the company’s consolidated statements of income, follows:
Thirteen weeks ended December 28, 2008

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$209,864	$34,224	$100,710	$(17,208)	$327,590
Less:
Depreciation	(41,040)	(5,359)	(8,185)	(4,010)	(58,594)
Amortization	(4,269)	(4,738)	(366)	—	(9,373)

Operating income	$164,555	$24,127	$92,159	$(21,218)	$259,623

Thirteen weeks ended December 30, 2007

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$455,707	$12,482	$99,948	$(14,128)	$554,009
Less:
Depreciation	(48,890)	(34)	(7,736)	(3,736)	(60,396)
Amortization	(7,885)	(1,274)	(365)	—	(9,524)
Asset impairments	(72,030)	—	—	—	(72,030)

Operating income	$326,902	$11,174	$91,847	$(17,864)	$412,059

Fifty-two weeks ended December 28, 2008

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$1,121,337	$50,884	$348,874	$(44,134)	$1,476,961
Less:
Depreciation	(182,559)	(7,551)	(34,258)	(17,128)	(241,496)
Amortization	(20,328)	(9,422)	(1,461)	—	(31,211)
Asset impairments	(2,491,365)	—	—	—	(2,491,365)

Operating income	$(1,572,915)	$33,911	$313,155	$(61,262)	$(1,287,111)

Fifty-two weeks ended December 30, 2007

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$1,690,091	$28,461	$348,453	$(61,718)	$2,005,287
Less:
Depreciation	(198,294)	(239)	(32,085)	(15,657)	(246,275)
Amortization	(29,597)	(5,021)	(1,468)	—	(36,086)
Asset impairments	(72,030)	—	—	—	(72,030)

Operating income	$1,390,170	$23,201	$314,900	$(77,375)	$1,650,896

In addition to the preliminary results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included in this press release, the company has provided information regarding preliminary diluted earnings per share (“EPS”) from continuing operations excluding severance expenses and impairment charges.  Management believes EPS excluding severance expenses and impairment charges better reflect the ongoing performance of the company and enables management and investors to meaningfully trend, analyze and benchmark the performance of the company’s operations.  This measure is also more comparable to financial measures reported by our competitors.  EPS excluding severance expenses and impairment charges should not be considered a substitute for EPS calculated in accordance with GAAP.
The table below reconciles earnings per share prepared in accordance with GAAP to earnings per share excluding severance expenses and impairment charges:

	Thirteen	Thirteen
	weeks ended	weeks ended
	Dec. 28, 2008	Dec. 30, 2007
Preliminary Diluted Earnings from Continuing Operations per Share:
Earnings per Share (GAAP basis)	$0.69	$1.06

Severance and related expenses	0.16	0.11

Non-cash impairment charge	—	0.22

Adjusted Earnings per Share (Non-GAAP basis)	$0.85	$1.39

	Fifty-two	Fifty-two
	weeks ended	weeks ended
	Dec. 28, 2008	Dec. 30, 2007
Preliminary Diluted Earnings from Continuing Operations per Share:
Earnings per Share (GAAP basis)	$(7.81)	$4.17

Severance and related expenses	0.34	0.18

Non-cash impairment charges	11.08	0.22

Adjusted Earnings per Share (Non-GAAP basis)	$3.61	$4.57